      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2002

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

          ASSOCIATED BANC-CORP                          WISCONSIN                                39-1098068
             ASBC CAPITAL I                              DELAWARE                                01-0677874
            ASBC CAPITAL II                              DELAWARE                                01-0677885
            ASBC CAPITAL III                             DELAWARE                                01-0677896
     (Exact Name of Each Registrant          (State or Other Jurisdiction of      (I.R.S. Employer Identification Number)
      as Specified in its Charter)            Incorporation or Organization)

                      1200 HANSEN ROAD                                          BRIAN R. BODAGER, ESQ.
                    GREEN BAY, WI 54304                                            1200 HANSEN ROAD
                       (920) 491-7000                                            GREEN BAY, WI 54304
    (Address, Including Zip Code, and Telephone Number,                             (920) 491-7000
  Including Area Code, of Registrants' Principal Executive        (Name, Address, Including Zip Code, and Telephone
                          Offices)                                Number, Including Area Code, of Agent for Service)

                             ---------------------
                                    COPY TO:

                   JAMES M. BEDORE, ESQ.                                          LEE MEYERSON, ESQ.
              REINHART BOERNER VAN DEUREN S.C.                                SIMPSON THACHER & BARTLETT
            1000 NORTH WATER STREET, SUITE 2100                                  425 LEXINGTON AVENUE
                 MILWAUKEE, WISCONSIN 53202                                    NEW YORK, NEW YORK 10017
                       (414) 298-1000                                               (212) 455-2000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans please check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                     AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                    TO BE            OFFERING PRICE         AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED             REGISTERED(1)        PER UNIT(1)(2)    OFFERING PRICE(1)(2)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Capital Securities of ASBC Capital I, ASBC
  Capital II and ASBC Capital III(3).........
---------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debt Securities of
  Associated Banc-Corp(3)....................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Associated Banc-Corp with
  respect to Capital Securities(4)...........
---------------------------------------------------------------------------------------------------------------------------------
Total........................................     $300,000,000                            $300,000,000(5)          $27,600
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended, (the "Securities Act").

(2) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(3) There is being registered hereunder an indeterminate number of capital securities of ASBC Capital I, ASBC Capital II and ASBC Capital III and such indeterminate principal amount of junior subordinated debt securities of Associated Banc-Corp as may from time to time be issued at indeterminate prices. Junior subordinated debt securities may be issued and sold to ASBC Capital I, ASBC Capital II and ASBC Capital III, in which event such junior subordinated debt securities may later be distributed to the holders of capital securities upon a dissolution of ASBC Capital I, ASBC Capital II and ASBC Capital III and the distribution of the assets thereof.

(4) Includes the rights of holders of the capital securities under any guarantees and certain back-up undertakings comprised of the obligations of Associated Banc-Corp to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of ASBC Capital I, ASBC Capital II and ASBC Capital III (other than with respect to the capital securities) and such obligations of Associated Banc-Corp as set forth in the Amended and Restated Trust Agreement of ASBC Capital I, ASBC Capital II and ASBC Capital III and the related Indenture, in each case as further described in the registration statement. The guarantees, when taken together with Associated Banc-Corp's obligations under the junior subordinated debt securities, the related Indenture and the Amended and Restated Trust Agreement, will provide a full and unconditional guarantee on a subordinated basis by Associated Banc-Corp of payments due on the capital securities. No separate consideration will be received for any guarantees or such back-up obligations.

(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.
                             ---------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION DATED MAY 3, 2002

PROSPECTUS

                          [ASSOCIATED BANC-CORP LOGO]

                                  $300,000,000

                              ASSOCIATED BANC-CORP

            JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBT SECURITIES

                                 ASBC CAPITAL I
                                ASBC CAPITAL II
                                ASBC CAPITAL III

                               CAPITAL SECURITIES

   Fully and unconditionally Guaranteed, as described in this prospectus, by

                              ASSOCIATED BANC-CORP
                             ---------------------

     WE WILL PROVIDE SPECIFIC TERMS OF THE ABOVE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                             ---------------------

     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

                   This prospectus is dated           , 2002

YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. NEITHER WE NOR THE UNDERWRITERS ARE MAKING AN OFFER OF SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT, OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE APPLICABLE DOCUMENT.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    1
Where You Can Find More Information.........................    2
Forward-Looking Statements..................................    3
About Associated Banc-Corp..................................    4
About the Trusts............................................    5
Use of Proceeds.............................................    6
Consolidated Ratio of Earnings to Fixed Charges.............    7
Description of Junior Subordinated Debt Securities..........    8
Description of Capital Securities...........................   19
Description of the Guarantees...............................   28
Relationship among the Capital Securities, the Corresponding
  Junior Debt Securities and the Guarantees.................   30
Book-Entry Issuance.........................................   32
Plan of Distribution........................................   34
Experts.....................................................   34
Legal Matters...............................................   35
Glossary....................................................   35

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we, along with the trusts, ASBC Capital I, ASBC Capital II and ASBC Capital III, filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell to the trusts our junior subordinated debt securities and the trusts may sell:

     - capital securities (representing undivided beneficial interests in the trusts), in one or more offerings to the public up to a total dollar amount of $300,000,000; and

     - common securities to us in any such offerings.

     The trusts will use the proceeds from any sales of its securities to buy a series of our junior subordinated debt securities with terms that correspond to the capital securities.

     We:

     - will pay principal and interest on our junior subordinated debt securities, subject to the payment of our more senior obligations;

     - may choose to distribute our junior subordinated debt securities pro-rata to the holders of the related capital securities and common securities if we terminate a trust; and

     - will fully and unconditionally guarantee the capital securities based on:

      -- our obligations to make payments on our junior subordinated debt securities;

      -- our obligations under our guarantees, although our payment obligations are subject to payment of our more senior obligations; and

      -- our obligations under the trust agreements.

     This prospectus provides you with a general description of the capital securities, the junior subordinated debt securities and the guarantees. Each time the trusts sell capital securities, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The applicable prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and about the trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC office mentioned under the heading "Where You Can Find More Information."

     The words "Associated," "Company," "we," "our," "ours," and "us" refer to Associated Banc-Corp and its subsidiaries, unless otherwise stated. We have also defined terms in the glossary section, at the back of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the document listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

     - Annual Report on Form 10-K for the year ended December 31, 2001.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                            Associated Banc-Corp
                            1200 Hansen Road
                            Green Bay, WI 54304
                            920-491-7000
                            Attention: Jon Drayna

     The trusts have no separate financial statements. The statements would not be material to holders of the capital securities because the trusts have no independent operations.

     Unless otherwise indicated, currency amounts in this prospectus and in any prospectus supplement are stated in U.S. dollars.

                           FORWARD-LOOKING STATEMENTS

     Forward-looking statements may be made in this prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference that are subject to risks and uncertainties. These forward-looking statements describe future plans or strategies and include our expectations of future results of operations. The words "believes," "expects," "anticipates" or similar expressions identify forward-looking statements. You should note that many factors, some of which may be discussed elsewhere in this prospectus or any accompanying prospectus supplement and in the documents that are incorporated by reference, could affect our future financial results and could cause those results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors include the following:

     - operating, legal and regulatory risks;

     - economic, political and competitive forces affecting our banking, securities, asset management and credit services businesses; and

     - the risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

     These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                           ABOUT ASSOCIATED BANC-CORP

     We are a registered bank holding company incorporated in Wisconsin which commenced operations in 1969 with the acquisition of three banks. At December 31, 2001, we owned four commercial banks located in Illinois, Minnesota and Wisconsin; we were the second largest commercial bank holding company headquartered in Wisconsin, measured by total assets; and we also owned 18 limited purpose banking and non-banking subsidiaries located in Arizona, California, Illinois, Nevada and Wisconsin.

     Through our affiliates, we provide a complete range of banking services to individuals and businesses. These services include checking, savings and money market deposit accounts; business, personal, educational, residential and commercial mortgage loans; other consumer-oriented financial services, including IRA and Keogh accounts; lease financing for a variety of capital equipment for commerce and industry; and safe deposit and night depository facilities. Automated Teller Machines (ATM) are installed in many locations in the affiliates' service areas. The affiliates are members of an interstate shared ATM network. Among the services designed specifically to meet the needs of businesses are various types of specialized financing, cash management services and transfer/collection facilities.

     We provide advice and specialized services to our affiliates in banking policy and operations, including auditing, data processing, marketing/advertising, investing, legal/compliance, personnel services, trust services, risk management, facilities management, security, purchasing, treasury, finance, accounting and other financial services functionally related to banking. The boards of directors and officers of each of our affiliates retain responsibility for the management of those affiliates. We render our services to the affiliates in order to assist their local management and to expand the scope of services offered by them. At December 31, 2001, our bank affiliates provided services through 208 locations in 145 communities.

     Our trust company subsidiary and investment management subsidiary offer a wide variety of fiduciary, investment management, advisory and corporate agency services to individuals, corporations, charitable trusts, foundations and institutional investors. They also administer pension, profit sharing and other employee benefit plans, and personal trusts and estates.

     Our investment subsidiaries provide discount and full-service brokerage services, including the sale of fixed and variable annuities, mutual funds and securities to the affiliates' customers and the general public. Two investment subsidiaries located in Nevada hold, manage, and trade cash, stocks, and securities transferred from the affiliates and reinvest investment income. Three additional investment subsidiaries formed in Nevada and headquartered and domiciled in the Cayman Islands provide investment services for their parent bank, as well as providing management of their respective Real Estate Investment Trust subsidiaries.

     Our insurance subsidiaries provide commercial and individual insurance services and engage in reinsurance. Various life, property, casualty, credit and mortgage insurance products are available to the affiliates' customers and the general public. An appraisal subsidiary provides real estate appraisals for customers, government agencies, and the general public.

     Our mortgage banking subsidiary is involved in the origination, servicing and warehousing of mortgage loans, and the sale of such loans to investors. Our primary focus is on one- to four-family residential and multi-family properties, which are generally saleable into the secondary mortgage market. The principal mortgage lending areas of this subsidiary are Wisconsin, Minnesota and Illinois. We sell nearly all of our long-term, fixed-rate real estate mortgage loans in the secondary market and to other financial institutions, with our subsidiary retaining the servicing of those loans.

     Our affiliates and subsidiaries also originate and/or service consumer loans, business credit card loans and student loans. The credit card base and resulting loans are principally centered in the Midwest, whereas the other lending activities are primarily conducted in Wisconsin, Illinois and Minnesota. We entered into an agreement in April 2000 with Citibank USA for the acquisition of our retail credit card portfolio. That agreement, along with a five-year agency agreement entered into contemporaneously with Citibank USA, provides for agent fees and other income on new and existing credit card business.

     Our principal executive offices are located at 1200 Hansen Road, Green Bay, Wisconsin 54304, and our telephone number is (920) 491-7000.

     If you would like to know more about us, see our documents incorporated by reference in this prospectus as described under the section "Where You Can Find More Information."

                                ABOUT THE TRUSTS

     We created a number of trusts under Delaware law under separate trust agreements established for each trust. A trust is a fiduciary relationship where one person, known as the trustee, holds some property for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, the trustees and we will enter into amended and restated trust agreements that will be essentially in the form filed as an exhibit to the registration statement, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.

     The trusts exist solely to:

     - issue and sell capital securities and common securities;

     - use the gross proceeds from the sale of the capital securities and common securities to purchase corresponding series of our junior subordinated debt securities;

     - maintain their status as grantor trusts for federal income tax purposes; and

     - engage in other activities that are necessary or incidental to these purposes.

     We will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The capital securities will represent the remaining 97% of each trust's total capitalization. The common securities will have terms substantially identical to, and will normally rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debt securities, then distributions on the common securities will be subordinate to the preferred securities in priority of payment.

     For each trust, as the direct or indirect holder of the common securities, we have appointed trustees to conduct each trust's business and affairs. As holder of the common securities we (except in some circumstances) have the power to:

     - appoint the trustees;

     - replace or remove the trustees; and

     - increase or decrease the number of trustees.

     This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our assistance. Similarly, if we are dissatisfied with a trustee we can remove the trustee even if you are satisfied with the trustee.

     The capital securities will be fully and unconditionally guaranteed by us as described under "Description of the Guarantees."

     The principal executive office of each trust is c/o Associated Banc-Corp, 1200 Hansen Road, Green Bay, Wisconsin 54304, and its telephone number is (920) 491-7000.

                                USE OF PROCEEDS

     Each trust will use all of the proceeds from the sale of the capital securities to purchase our junior subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of our junior subordinated debt securities for general corporate purposes. General corporate purposes may include the repayment of debt, repurchases of shares of our outstanding common stock, investments in or extensions of credit to our subsidiaries, the financing of possible acquisitions or business expansion. We may invest the net proceeds temporarily or apply them to repay short-term debt until we are ready to use them for their stated purpose.

     The applicable prospectus supplement provides more details on the use of proceeds of any specific offering.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges are as follows for the periods shown:

                                                                YEAR ENDED DECEMBER 31,
                                                         -------------------------------------
                                                         2001    2000    1999    1998    1997
                                                         -----   -----   -----   -----   -----
Ratio of earnings to fixed charges:
  Excluding interest on deposits.......................  2.55x   2.36x   3.23x   4.47x   2.54x
  Including interest on deposits.......................  1.55x   1.42x   1.56x   1.56x   1.28x

     For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. We did not have any shares of preferred stock outstanding during the periods shown above.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     This section describes the general terms and provisions of the junior subordinated debt securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the junior subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

     The junior subordinated indenture will be qualified under the Trust Indenture Act. A form of the junior subordinated indenture is filed as an exhibit to the registration statement relating to this prospectus.

     This section summarizes the material terms and provisions of the junior subordinated indenture. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated indenture and the junior subordinated debt securities. If you would like additional information, you should read the form of junior subordinated indenture and the form of junior subordinated debt securities. We have defined a number of the terms used in this prospectus in the glossary section, at the back of this prospectus.

GENERAL

     We can issue the junior subordinated debt securities in one or more series. A series of junior subordinated debt securities initially will be issued to a trust in connection with a capital securities offering.

     Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debt securities, the junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, will be unsecured and will be subordinate and junior in priority of payment to all of our Senior and Subordinated Debt as described below under "Subordination."

     The indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit our issuance of any other secured or unsecured Debt.

     We can issue the junior subordinated debt securities under a supplemental indenture or an officers' certificate, in either case as authorized by a board resolution.

     The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

     - the title;

     - any limit on the aggregate principal amount that may be issued;

     - the date(s) on which the principal is payable or the method of determining that date;

     - the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

     - the place(s) where payments shall be payable and where the junior subordinated debt securities can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

     - any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the junior subordinated debt securities can be redeemed, in whole or in part, at our option or at the option of a holder of the junior subordinated debt securities;

     - our or any holder's obligation or right, if any, to redeem, purchase or repay the junior subordinated debt securities and other related terms and provisions;

     - the denominations in which any junior subordinated debt securities will be issued;

     - if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the junior subordinated debt securities will be payable or denominated;

     - any additions, modifications or deletions in the events of default or covenants specified in the indenture;

     - the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

     - any additions or changes to the indenture as will be necessary to facilitate the issuance of a series of junior subordinated debt securities in bearer form, registrable or not registrable for the principal, and with or without interest coupons;

     - the index or indices used to determine the amount of payments of principal and premium, if any, on any junior subordinated debt securities and how these amounts will be determined;

     - the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debt securities of the same series;

     - whether the junior subordinated debt securities will be issued in global form and, in that case, the terms and the depositary for these global securities;

     - the paying agent;

     - the terms and conditions of any right to convert or exchange any junior subordinated debt securities into any of our other securities or property;

     - the form of trust agreement and guarantee agreement;

     - the relative degree, if any, to which the junior subordinated debt securities shall be senior or subordinated to other junior subordinated debt securities or any of our other indebtedness in right of payment; and

     - any other terms of the junior subordinated debt securities consistent the provisions of the indenture.

     Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debt securities will be described in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the restrictions, elections, some U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debt securities if the purchase price, principal, premium, or interest of any of the junior subordinated debt securities is payable or denominated in one or more foreign currencies or currency units.

     If any index is used to determine the amount of payments of principal, premium, or interest on any series of junior subordinated debt securities, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

OPTION TO EXTEND INTEREST PAYMENT DATES

     If provided in the applicable prospectus supplement and if the junior subordinated debt securities are not in default, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for a number of consecutive interest payment periods as specified in the applicable prospectus supplement (an "Extension Period").

     Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit Extension Periods will be described in the applicable prospectus supplement.

REDEMPTION

     Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

     Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Board of Governors of the Federal Reserve System if then required under applicable capital guidelines or policies, redeem the junior subordinated debt securities of any series:

     - on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

     - in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Regulatory Capital Event; or

     - as is otherwise specified in the applicable prospectus supplement.

     If the junior subordinated debt securities of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.

     Junior subordinated debt securities will be redeemable in the denominations specified in the prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, junior subordinated debt securities will be redeemed at the redemption price.

     A Tax Event means that either we or a trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

     - amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

     - interpretation or application of the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority;

     there is more than an insubstantial risk that:

     - a trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debt securities;

     - interest payable by us to the trusts on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

     - a trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

     An Investment Company Event means the receipt by us and a trust of an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in matters relating to investment companies to the effect that, as a result of any:

     - change in law or regulation; or

     - change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

there is more than an insubstantial risk that the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.

     A Regulatory Capital Event means the reasonable determination by us that, as a result of any:

     - amendment to, or change (including any prospective change) in, the laws or any applicable regulation of the United States and any political subdivision; or

     - official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance the capital securities, there is more than an insubstantial risk that we will not be able to treat the capital securities (or any substantial portion of such capital securities) as Tier 1 Capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, in effect and applicable to us.

     Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debt securities, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions called for redemption.

     If the junior subordinated debt securities are redeemed only in part, they will be redeemed pro rata or by lot or by any other method selected by the trustee.

RESTRICTIONS ON SOME PAYMENTS

     We agreed in the indenture that we will not, and will not permit any of our subsidiaries to:

     - declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

     - make any payment of principal of interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities) that rank equally with or junior in interest to the junior subordinated debt securities; or

     - make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees) if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities, except in some circumstances;

     other than:

     - dividends or distributions payable in our common stock;

     - any declaration of a dividend in connection with the implementation of a rights plan or the issuance of stock under any such plan or the redemption or repurchase of any such rights pursuant to any such plan;

     - payments under our guarantee related to the capital securities issued by the trust holding securities of that series; and

     - purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees.

     These restrictions apply only if:

     - we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture and we have not taken reasonable steps to cure the event of default;

     - the junior subordinated debt securities are held by a trust that is the issuer of a series of related capital securities and we are in default on our payment obligations under the guarantee relating to those related capital securities; or

     - we have given notice of our selection of an Extension Period on the junior subordinated debt securities of a series and we have not rescinded the notice, or Extension Period, or any extension relating to the junior subordinated debt securities shall be continuing.

MODIFICATION OF INDENTURE

     We may and the trustee may change the indenture without your consent for specified purposes, including:

     - to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debt securities or the interest of a holder of any related series of capital securities so long as they remain outstanding; and

     - to qualify or maintain the qualification of the indenture under the Trust Indenture Act.

     In addition, under the indenture, we may and the trustee may modify the indenture to affect the rights of the holders of the series of the junior subordinated debt securities, with the consent of the holders of a majority in principal amount of the outstanding series of junior subordinated debt securities that are affected. However, we cannot and the trustee cannot take the following actions without the consent of each holder of the outstanding junior subordinated debt securities affected:

     - change the maturity date of any series of junior subordinated debt securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount, rate of interest, or extend the time of payment of interest;

     - reduce the percentage in principal amount of junior subordinated debt securities of any series, necessary to modify the indenture;

     - modify some provisions of the indenture relating to modification or waiver, except to increase the required percentage; or

     - modify the provisions of the indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders, provided that as long as any of the related capital securities are outstanding, no modification will be made that adversely affects the holders of those capital securities in any material respect. Also the indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation amount of the related capital securities unless and until the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest have been paid in full and some other conditions are satisfied.

     In addition, we may and the trustee may execute any supplemental indenture to create any new series of junior subordinated debt securities, without the consent of any holders.

EVENTS OF DEFAULT

     The following are events of defaults under the indenture:

     - failure to pay interest, when due under the terms of the series of junior subordinated debt securities, and that failure continues for 30 days and the time for payment has not been extended or deferred;

     - failure to pay any principal of or premium on the series of junior subordinated debt securities when due, whether at maturity, redemption by declaration or otherwise;

     - failure to observe or perform in any material respect, any other covenant contained in the indenture, and that failure continues for 60 days after we receive written notice from the trustee or holders of at least 25% in principal amount of the outstanding series of junior subordinated debt securities; or

     - some events of bankruptcy, insolvency or reorganization.

REMEDIES

     The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debt securities of that series to be due and payable immediately. If the trustee or holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have that right.

     The holders of a majority in aggregate outstanding principal of the series of junior subordinated debt securities can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. If the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have that right.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of any affected series may, on behalf of holders of all of the junior subordinated debt securities, waive any past default, except:

     - a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee); or

     - a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding junior subordinated debt securities.

     If the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in liquidation amount of the related capital securities will have that right.

     We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the junior subordinated indenture.

     If an event of default occurs and is continuing on a series of corresponding junior subordinated debt securities, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debt securities, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these corresponding junior subordinated debt securities.

ENFORCEMENT OF SOME RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If an event of default under the indenture has occurred and is continuing, and this event is attributable to our failure to pay interest or principal on the related junior subordinated debt securities when due, you may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those subordinated debt securities having a principal amount equal to the liquidation amount of your related capital securities. We cannot amend the indenture to remove the right to bring a direct action without the written consent of holders of all capital securities. If the right to bring a direct action is removed, the applicable trust may become subject to reporting obligations under the Exchange Act.

     You would not be able to exercise directly any remedy other than those stated in the preceding paragraph which are available to the holders of the junior subordinated debt securities unless the property trustee fails to enforce its rights under the junior subordinated debt securities. See "Description of Capital Securities -- Trust Enforcement Event."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The indenture states that we cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - the successor is organized under the laws of the United States or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

     - immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

     - this transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee; and

     - some other conditions prescribed in the indenture are met.

     The general provisions of the indenture do not afford protection to the holders of the junior subordinated debt securities in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.

SATISFACTION AND DISCHARGE

     The indenture provides that when all junior subordinated debt securities not previously delivered to the trustee for cancellation:

     - have become due and payable; or

     - will become due and payable within one year, and

      -- we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities;

      -- we deliver to the trustee officers' certificates and opinions of counsel; and

      -- we comply with some other requirements under the indenture,

then the indenture will cease to be of further effect and we will be considered to have satisfied and discharged the indenture.

DEFEASANCE

     Junior subordinated debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the terms of the series provide otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of junior subordinated debt securities and the indenture ("legal defeasance"), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

     We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of junior subordinated debt securities, that series may not be accelerated because of an event of default. If we exercise the covenant defeasance option, that series of junior subordinated debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

     To exercise either defeasance option as to a series of junior subordinated debt securities, we must:

     - irrevocably deposit in trust (the "defeasance trust") with the trustee or another trustee money or U.S. government obligations;

     - deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

     - comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

     U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, and which, in either case
(a) or (b), have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option. It also includes certificates representing an ownership interest in such obligations.

CONVERSION OR EXCHANGE

     If indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into capital securities or other securities. The applicable prospectus supplement will describe the specific terms on which the junior subordinated debt securities of any series may be so converted or exchanged. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

SUBORDINATION

     The indenture provides that any junior subordinated debt securities will be subordinate and junior in right of payment to all Senior and Subordinated Debt.

     Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior and Subordinated Debt will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of junior subordinated debt securities will be entitled to receive any payment or distribution.

     In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all Senior and Subordinated Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the Senior and Subordinated Debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities.

     No payment, by or on our behalf, of principal, premium, if any, or interest, on the junior subordinated debt securities shall be made if at the time of the payment, there exists:

     - a default in any payment on any Senior and Subordinated Debt, or any other default under which the maturity of any Senior and Subordinated Debt has been accelerated; and

     - any judicial proceeding relating to the defaults which shall be pending.

     We are a holding company and most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our banking and non-banking affiliates. Our principal sources of income are dividends, interest and fees from our banking and non-banking affiliates. Our banking subsidiaries are subject to some restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and some other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from our banking subsidiaries unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by any of our banking subsidiaries are generally limited in amount for us and each of our other affiliates to 10% of our banking subsidiaries' capital and surplus, and as to us and all of our other affiliates to an aggregate of 20% of our banking subsidiaries' capital and surplus. In addition, payment of dividends by our banking subsidiaries to us are subject to ongoing review by banking regulators and to various statutory limitations and in some circumstances requires approval by banking regulatory authorities. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of our subsidiary is subject to the prior claims of creditors of the subsidiary, unless we can be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our banking subsidiaries, and holders of junior subordinated debt securities should look only to our assets for payments on the junior subordinated debt securities.

     The indenture places no limitation on the amount of Senior and Subordinated Debt that we may incur. We expect to incur from time to time additional indebtedness constituting Senior and Subordinated Debt.

     The indenture provides that these subordination provisions, as they relate to any particular issue of junior subordinated debt securities, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless the applicable prospectus supplement specifies otherwise, we will issue the junior subordinated debt securities in registered form only, without coupons and, in the denominations specified in the prospectus supplement. Holders can exchange junior subordinated debt securities of any series for other junior subordinated debt securities:

     - of the same issue and series;

     - in any authorized denominations;

     - in a like principal amount;

     - of the same date of issuance and maturity; and

     - bearing the same interest rate.

     Subject to the terms of the indenture and the limitations applicable to global securities stated in the applicable prospectus supplement, junior subordinated debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.

     Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the junior subordinated debt securities. Any transfer agent (in addition to the security registrar) initially designated by us for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities of each series.

     If the junior subordinated debt securities of any series are to be redeemed, neither the trustee nor us will be required to:

     - issue, register the transfer of, or exchange any junior subordinated debt securities of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debt securities that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

     - transfer or exchange any junior subordinated debt securities selected for redemption, except the unredeemed portion of any junior subordinated debt securities being redeemed in part.

GLOBAL JUNIOR SUBORDINATED DEBT SECURITIES

     We may issue, in whole or in part, the junior subordinated debt securities of a series in the form of one or more global junior subordinated debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. The specific terms of the depositary arrangements for a series of junior subordinated debt securities will be described in the applicable prospectus supplement. See "Book-Entry Issuance."

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and any premium and interest on junior subordinated debt securities will be made at the office of the trustee in the City of New York or at the office of the paying agent(s) designated by us, from time to time, in the applicable prospectus supplement. However, we may make interest payment by:

     - check mailed to the address of the person entitled to it at the address appearing in the securities register (except in the case of global junior subordinated debt securities); or

     - transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.

     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on junior subordinated debt securities on any interest payment date will be made to the person in whose name the junior subordinated debt securities are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.

     We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debt securities.

     Any money deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt securities that remains unclaimed for two years after the principal, any premium or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debt securities can then only look to us for payment.

INFORMATION ABOUT THE TRUSTEE

     The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debt securities, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     The corresponding junior subordinated debt securities are issued in one or more series of junior subordinated debt securities under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of each trust's capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of corresponding junior subordinated debt securities. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debt securities. As a holder of the related capital securities for a series of corresponding junior subordinated debt securities, you will have rights in connection with modifications to the indenture or at the occurrence of events of default under the indenture described under "-- Modification of Indenture" and "-- Events of Default," unless provided otherwise in the applicable prospectus supplement for these related capital securities.

     Unless otherwise specified in the applicable prospectus supplement, if a Tax Event relating to a trust of related capital securities occurs and is continuing, we have the option, and subject to prior approval by the Federal Reserve (if required at the time under applicable capital guidelines or policies), to redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Tax Event, in whole but not in part, at the redemption price.

     As long as the applicable trust is the holder of all outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding capital securities and common securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part, unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the applicable series.

     We will covenant in the indenture that if and as long as:

     - the trust of the related series of capital securities and common securities is the holder of all the corresponding junior subordinated debt securities;

     - a Tax Event related to the trust has occurred and is continuing; and

     - we have elected, and have not revoked our election, to pay Additional Sums for the capital securities and common securities,

we will pay to the trust the Additional Sums.

     We will also covenant, as to each series of corresponding junior subordinated debt securities:

     - to maintain directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued, provided that some successors which are permitted under the indenture, may succeed to our ownership of the common securities;

     - not to voluntarily terminate, wind-up or liquidate any trust, except:

      -- with prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve; and

      -- in connection with a distribution of corresponding junior subordinated debt securities to the holders of the capital securities in liquidation of a trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement; and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                       DESCRIPTION OF CAPITAL SECURITIES

GENERAL

     This section describes the general terms and provisions of the capital securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the capital securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.

     The capital securities will be issued under the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The forms of trust agreement and capital securities have been filed as an exhibit to the registration statement.

     The capital securities will have the terms described in the applicable trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debt securities held by each trust.

     This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. If you would like additional information you should read the form of trust agreement.

     The trust agreement of each trust authorizes the administrative trustees to issue on behalf of each trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by each trust to purchase a series of junior subordinated debt securities from us. The junior subordinated debt securities will be held in trust by the property trustee for your benefit and the benefit of the holder of the common securities.

     Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. See "Description of the Guarantees."

     The assets of each trust available for distribution to you will be limited to payments received from us under the corresponding junior subordinated debt securities. If we fail to make a payment on the corresponding junior subordinated debt securities, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.

     Each guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the indenture and the applicable trust agreement, will provide a full and unconditional guarantee of amounts due on the capital securities issued by each trust. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees."

     Each trust will redeem an amount of capital securities equal to the amount of any corresponding junior subordinated debt securities redeemed.

     Specific terms relating to the capital securities will be described in the applicable prospectus supplement, including:

     - the name of the capital securities and the liquidation amount of each capital security;

     - the dollar amount and number of capital securities issued;

     - the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

     - the date from which distributions shall be cumulative;

     - the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

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

     - the terms and conditions, if any, under which the junior subordinated debt securities are distributed to you by the trusts;

     - any securities exchange on which the capital securities are listed;

     - whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.

     The applicable prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.

REDEMPTION OR EXCHANGE

     REDEMPTION. If any corresponding junior subordinated debt securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem capital securities and common securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed. The property trustee will give you at least 30 days notice, but not more than 60 days notice, before the date of redemption. The capital securities and (unless there is a default under the junior subordinated debt securities) the common securities will be redeemed at the redemption price upon the concurrent redemption of the corresponding junior subordinated debt securities. See "Description of the Junior Subordinated Debt Securities -- Redemption."

     If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related capital securities and the common securities.

     Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Board of Governors of the Federal Reserve System if then required under applicable capital guidelines and policies, redeem any series of corresponding junior subordinated debt securities:

     - on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

     - in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Regulatory Capital Event; or

     - as is otherwise specified in the applicable prospectus supplement.

     TAX EVENT, INVESTMENT COMPANY EVENT OR REGULATORY CAPITAL EVENT
REDEMPTION. If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debt securities in whole, but not in part. This will cause a mandatory redemption of all of the related capital securities and common securities at the redemption price within 90 days following the occurrence of the Tax Event, Investment Company Event or Regulatory Capital Event.

     If a Tax Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debt securities or to terminate the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of the capital securities and common securities as described above, those capital securities and common securities will remain outstanding and Additional Sums may be payable on the corresponding junior subordinated debt securities.

     DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES. We may at any time terminate any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities relating to the capital securities and common securities issued by the trust to be distributed to you and the holders of the common securities in liquidation of the trust. See "-- Liquidation Distribution Upon Termination."

     Once the liquidation date is fixed for any distribution of corresponding junior subordinated debt securities for any series of capital securities:

     - the series of capital securities will no longer be deemed to be outstanding;

     - the depositary for the series of capital securities, or its nominee, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution; and

     - certificates representing the series of capital securities not held by the depositary or its nominee will be deemed to represent the corresponding junior subordinated debt securities. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of capital securities until the certificates are presented to the administrative trustees of the applicable trust or their agent for transfer or reissuance.

     We cannot assure you of the market prices for the capital securities or the corresponding junior subordinated debt securities. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount of the price that you paid for the capital securities.

REDEMPTION PROCEDURES

     Capital securities redeemed on date of redemption shall be:

     - redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities; and

     - payable on each date of redemption only to the extent that the related trust has funds on hand available for the payment of the redemption price.

     If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to you. See "Book-Entry Issuance." If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the capital securities.

     Distributions payable on or before the date of redemption for any capital securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.

     If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the capital securities will cease to be outstanding.

     If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

     If payment of the redemption price of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then distributions on the capital securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.

     Subject to applicable law (including, without limitation, federal securities law), our subsidiaries or us may at any time and from time to time purchase outstanding capital securities by tender offer, in the open market or by private agreement.

     Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debt securities to holders of capital securities shall be payable to the holders on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption or liquidation date as applicable. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be at least 15 days before the date of redemption or liquidation date.

     If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the capital securities to be redeemed on a pro rata basis, by a method deemed fair and appropriate by it. The property trustee will promptly notify the registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed.

     We will give you notice of any redemption at least 30 days but not more than 60 days before the date of redemption at your registered address. Unless we default in the payment of the redemption price on the corresponding junior subordinated debt securities, on and after the date of redemption, interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities (and distributions will cease to accrue on the related capital securities or portions of the capital securities) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, each trust's capital securities and common securities, will be made pro rata based on the liquidation amount of the capital securities and common securities. However, if an event of default under the indenture shall have occurred and is continuing, no payment may be made on any of the trust's common securities, unless all unpaid amounts on each of the trust's outstanding capital securities shall have been made or provided for in full.

     If an event of default under the indenture has occurred and is continuing, we, as holder of the trust's common securities, will be deemed to have waived any right to act on the event of default under the applicable trust agreement until the effect of all events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable trust agreement relating to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust's common securities, and only you and the other holders of capital securities will have the right to direct the property trustee to act on your behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Each trust agreement states that each trust shall be automatically terminated upon the expiration of the term of the trust and shall also be terminated on the first to occur of:

     - our bankruptcy, dissolution or liquidation;

     - the distribution of junior subordinated debt securities having a principal amount equal to the liquidation amount of the related capital securities and common securities directly to the holders of the capital securities and common securities. For this distribution, we must give at least 30 days written notice to the trustees;

     - the redemption of all of the capital securities and common securities of a trust; and

     - a court order for the dissolution of a trust is entered.

     If dissolution of a trust occurs as described in the first, second and fourth bullets above, the applicable trustee shall liquidate the trust as quickly as possible. After paying all amounts owed to creditors, the trustee will distribute to the holders of the capital securities and the common securities either:

     - junior subordinated debt securities having a principal amount equal to the liquidation amount of the related capital securities and common securities; or

     - if the distribution of the junior subordinated debt securities is determined by the property trustee not to be practical, cash assets equal to the aggregate liquidation amount per capital security and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions from that date to the date of payment.

     If a trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.

TRUST ENFORCEMENT EVENT

     An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a "Trust Enforcement Event." For more information on events of default under the indenture, see "Description of the Junior Subordinated Debt Securities -- Events of Default." Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the indenture to declare the principal amount of the junior subordinated debt securities due and payable. The amended and restated trust agreement does not provide for any other events of default.

     If the property trustee fails to enforce its rights under the junior subordinated debt securities after a holder of capital securities has made a written request, that holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debt securities and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debt securities when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the total liquidation amount of that holder's related capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

     Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

REMOVAL OF TRUSTEES

     Unless an event of default under a trust agreement has occurred and is continuing, we can remove and replace any trustee at any time. If an event of default under a trust agreement has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of at least a majority in liquidation amount of the outstanding capital securities. We are the only one that have the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an event of default under a trust agreement has occurred and is continuing, we, as the holder of the common securities, and the administrative trustees shall have the power:

     - to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as a separate trustee of any trust property, in either case with the powers as provided in the instrument of appointment; and

     - to vest in the person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.

     If an event of default under a trust agreement has occurred and is continuing, only the property trustee may appoint a co-trustee or separate property trustee.

MERGER OR CONSOLIDATION OF TRUSTEES

     If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under each trust agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     A trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (a merger event), except as described below. A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:

     - the successor entity either:

      -- expressly assumes all of the obligations of the trust relating to the capital securities; or

      -- substitutes for the capital securities other securities with terms substantially the same as to the capital securities (successor securities) so long as the successor securities have the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;

     - we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debt securities;

     - the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed on;

     - the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

     - the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

     - the successor entity has a purpose substantially similar to that of the trust;

     - before the merger event, we have received an opinion of counsel stating that:

      -- the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way; and

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

      -- following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

     - we own all of the common securities of the successor entity and guarantee the successor entity's obligations under the successor securities in the same manner provided by the related guarantee.

     The trusts and any successor entity must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     You have no voting rights except as discussed under "Description of the Capital Securities -- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of the Guarantees -- Amendments and Assignment," and as otherwise required by law and the applicable trust agreement. The property trustee, the administrative trustees and us may amend each trust agreement without your consent:

     - to fix any ambiguity or inconsistency; or

     - to modify, eliminate or add provisions to the applicable trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes.

     The administrative trustees and we may amend each trust agreement for any other reason as long as the holders of at least a majority in aggregate liquidation amount of the capital securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the applicable trust's status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:

     - change the amount and/or timing or otherwise adversely affect the method of payment of any distribution or liquidation amount on the capital securities or common securities; or

     - restrict your right or the right of the common security holder to institute suit for enforcement of any distribution or liquidation amount on the capital securities or common securities.

     The changes described in the two bullet points above require the approval of each holder of the capital securities affected.

     So long as the corresponding junior subordinated debt securities of a trust are held by the property trustee of that trust, the trustees shall not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding junior subordinated debt securities;

     - waive any past default under Section 5.13 of the indenture;

     - cancel an acceleration of the principal of the corresponding junior subordinated debt securities; or

     - agree to any change in the indenture or the corresponding junior subordinated debt securities, where the trustees' approval is required, without obtaining the prior approval of the holders of at least a majority in the aggregate liquidation amount of all outstanding related capital securities. However, if the indenture requires the consent of each holder of corresponding junior subordinated debt securities that is affected, then the property trustee must get approval of all holders of capital securities.

     The trustees cannot change anything previously approved by you without your approval to make the change. The property trustee shall notify you of any notice of default relating to the corresponding junior subordinated debt securities.

     In addition, before taking any of the actions described above, the trustees must obtain an opinion of counsel experienced in these matters, stating that the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

     As described in each trust agreement, the property trustee may hold a meeting so that you may vote on a change or request that you approve the change by written consent.

     Your vote or consent is not required for the trust to redeem and cancel its capital securities under the trust agreement.

     If your vote is taken or a consent is obtained, any capital securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

     The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements for a series of capital securities will be described in the applicable prospectus supplement. See "Book-Entry Issuance."

PAYMENT AND PAYING AGENTS

     Payments regarding the capital securities will be made to a depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates or, if any trusts capital securities are not held by a depositary, the payments will be made by check mailed to the address of the holder entitled to it at the address listed in the register.

     Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee. The paying agent will be permitted to resign as paying agent with 30 days' written notice to the property trustee and to us. If the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

     Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.

INFORMATION ABOUT THE PROPERTY TRUSTEE

     The property trustee will perform only those duties that are specifically stated in each trust agreement. If an event of default arises under a trust agreement, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by the applicable trust agreement at your request unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in the manner that:

     - no trust will be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes; and

     - the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

     In this connection, the administrative trustees and us are authorized to take any action, consistent with applicable law or the certificate of trust of each trust or each trust agreement, that we each determine in our discretion to be necessary or desirable for these purposes.

     You have no preemptive or similar rights. A trust may not borrow money, issue Debt or mortgages, or pledge any of its assets.

                         DESCRIPTION OF THE GUARANTEES

GENERAL

     We will execute a guarantee for your benefit at the same time that a trust issues the capital securities. The guarantee trustee will hold the guarantee for your benefit. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee has been filed as an exhibit to the registration statement.

     This section summarizes the material terms and provisions of the guarantees. Because this is only a summary, it does not contain all of the details found in the full text of the guarantees. If you would like additional information you should read the form of guarantee agreement.

     We will irrevocably agree to pay to you in full the following payments (guarantee payments), to the extent not paid by a Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment:

     - any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

     - the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

     - in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

      -- the aggregate of the liquidation amount specified in the applicable prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

      -- the amount of assets of the trust remaining available for distribution to you.

     We can satisfy our obligation to make a guarantee payment by direct payment to you of the required amounts or by causing the trust to pay those amounts to the holders.

     Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust's obligations under the capital securities, but will apply only to the extent that the related trust has funds sufficient to make the payments, and is not a guarantee of collection.

     No single document executed by us that is related to the issuance of the capital securities will provide for our full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the applicable guarantee, the applicable trust agreement, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its capital securities.

STATUS OF GUARANTEES

     Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior and Subordinated Debt.

     Each guarantee will rank equally with all other guarantees issued by us. The guarantee will constitute a guarantee of payment and not of collection (in other words you may sue us, or seek other remedies, to enforce your rights under the guarantee without first suing any other person or entity). Each guarantee will be held for your benefit. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid by the trust or upon distribution to you of the corresponding series of junior subordinated debt securities. None of the guarantees places a limitation on the amount of additional Senior and Subordinated Debt that we may incur. We expect to incur from time to time additional indebtedness constituting Senior and Subordinated Debt.

AMENDMENTS AND ASSIGNMENT

     Except regarding any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities. A description of the manner in which approval may be obtained is described under "Description of the Capital Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related capital securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. The holders of at least a majority in aggregate liquidation amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION ABOUT THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF CAPITAL SECURITIES GUARANTEES

     Each guarantee will terminate once the related capital securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to you. Each guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the capital securities or the guarantee.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED
                       DEBT SECURITIES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payments) will be irrevocably guaranteed by us to the extent described under "Description of the Guarantees." No single document executed by us in connection with the issuance of the capital securities will provide for our full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the related guarantee, the related trust agreement, the corresponding series of junior subordinated debt securities, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the related series of capital securities.

     If we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, your remedy is to sue us, or seek other remedies, to enforce your rights without first instituting a legal proceeding against the guarantee trustee.

SUFFICIENCY OF PAYMENTS

     As long as we make payments of interest and other payments when due on each series of corresponding junior subordinated debt securities, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:

     - the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the related capital securities and common securities;

     - the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

     - we shall pay for any and all costs, expenses and liabilities of a trust except the trust's obligations to holders of its capital securities under the capital securities; and

     - each trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

     We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

     A default or event of default under any of our Senior and Subordinated Debt would not constitute a default or event of default under the trust agreements. However, in the event of payment defaults under, or acceleration of, any of our Senior and Subordinated Debt, the subordination provisions of the indenture provide that no payments will be made regarding the corresponding junior subordinated debt securities until the Senior and Subordinated Debt has been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the trust agreements.

LIMITED PURPOSE OF TRUSTS

     Each trust's capital securities evidence a beneficial interest in the respective trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of distributions.

RIGHTS UPON TERMINATION

     In the event of any voluntary or involuntary termination winding up or liquidation of any trust involving a liquidation of the corresponding junior subordinated debt securities held by a trust, you will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See "Description of Capital Securities -- Liquidation Distribution Upon Termination." In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our common stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust (other than the trust's obligations to you), your position and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the capital securities and the junior subordinated debt securities, unless otherwise stated in the applicable prospectus supplement. We will issue the capital securities and junior subordinated debt securities only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the capital securities of each trust and junior subordinated debt securities representing in the aggregate, the total number of the trust's capital securities or aggregate principal balance of junior subordinated debt securities, respectively.

     DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants' accounts, eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, the Indirect Participants, also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of capital securities or junior subordinated debt securities within the DTC system must be made by or through Direct Participants, who will receive a credit for the capital securities or junior subordinated debt securities on DTC's records. The ownership interest of each actual purchaser of each capital security and each junior subordinated debt securities is in turn to be recorded on the Direct and Indirect Participants' records. DTC will not send written confirmation to Beneficial Owners of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased capital securities or junior subordinated debt securities. Transfers of ownership interests in the capital securities or junior subordinated debt securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in capital securities or junior subordinated debt securities, unless the book-entry system for the capital securities of the trust or junior subordinated debt securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the capital securities or junior subordinated debt securities. DTC's records reflect only the identity of the Direct Participants to whose accounts the capital securities or junior subordinated debt securities are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

     We will send redemption notices to Cede & Co. as the registered holder of the capital securities or junior subordinated debt securities. If less than all of a trust's capital securities or the junior subordinated debt securities are redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting on the capital securities or the junior subordinated debt securities is limited to the holders of record of the capital securities or junior subordinated debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on capital securities or junior subordinated debt securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to Direct Participants for whose accounts the capital securities or junior subordinated debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     The relevant trustee will make distribution payments on the capital securities or on the junior subordinated debt securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to Beneficial Owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of the payments to the Beneficial Owners.

     DTC may discontinue providing its services as securities depositary on any of the capital securities or the junior subordinated debt securities at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final capital securities or junior subordinated debt securities certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation amount of capital securities or aggregate principal amount of junior subordinated debt securities may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the capital securities or junior subordinated debt securities will be printed and delivered.

     The trusts and Associated have obtained the information in this section about DTC and DTC's book-entry system from sources that they believe to be accurate, but the trusts and Associated assume no responsibility for the accuracy of the information. Neither the trusts nor Associated have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     - through underwriters or dealers;

     - directly to one or more purchasers; or

     - through agents.

     The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation, and any securities exchanges on which the securities are listed.

     The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

     We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement on delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to the conditions included in the applicable prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of such contracts.

     Unless the applicable prospectus supplement states otherwise, all securities except for common stock will be new issues of securities with no established trading market. Any underwriters who purchase securities from us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that the trading market for any securities will be liquid.

     The dealers/underwriters do not intend to make sales of the capital securities to accounts over which they exercise discretionary authority without obtaining the prior written approval of the account holder.

                                    EXPERTS

     The consolidated financial statements of Associated Banc-Corp as of December 31, 2001 and December 31, 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin, our legal counsel, and for the underwriters by Simpson Thacher & Bartlett, New York, New York. Richards, Layton & Finger, P.A., Wilmington, Delaware will pass on some legal matters for the trusts. Reinhart Boerner Van Deuren s.c. and Simpson Thacher & Bartlett will rely on the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law.

                                    GLOSSARY

     Below are abbreviated definitions of capitalized terms used in this prospectus and in the applicable prospectus supplement. The applicable prospectus supplement may contain a more complete definition of some of the terms defined here and reference should be made to the applicable prospectus supplement for a more complete definition of these terms.

     "Additional Sums" refers to the additional amounts required to be paid so that the amount of distributions due and payable by a trust on outstanding capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.

     "Beneficial Owner" refers to the ownership interest of each actual purchaser of each debt security.

     "Company" refers to Associated Banc-Corp and its subsidiaries, unless otherwise stated.

     "Debt" means, for any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

     - every obligation of the person for money borrowed;

     - every obligation of the person evidenced by bonds, debt securities, notes or other similar instruments;

     - every reimbursement obligation of the person regarding letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

     - every obligation of the person issued or assumed as the deferred purchase price of property or services, including obligations incurred in connection with the acquisition of property, assets or businesses (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     - every capital lease obligation of the person;

     - all indebtedness of the person for claims relating to derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

     - every obligation of the type referred to in the first through the sixth bullet points above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     "Depositary" refers to a bank or trust company selected by us, having its principal office in the United States, and having a combined capital and surplus of at least $50 million, and where we will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and that bank or trust company.

     "Direct Participants" refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the National Association of Securities Dealers, Inc., own DTC. Purchases of debt securities within the DTC system must be made by or through Direct Participants who will receive a credit for the debt securities on DTC's records.

     "Indirect Participants" refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, and who also have access to the DTC system.

     "Omnibus Proxy" refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date.

     "Senior and Subordinated Debt" means the principal of, premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in the proceeding) on, our Debt whether incurred on, before or subsequent to the date of the indenture, unless, in the instrument creating or evidencing the Debt or under which the Debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other Debt which ranks equally with, or subordinated to, the junior subordinated debt securities. However, Senior and Subordinated Debt shall not include:

     - any of our Debt which, when incurred and without regard to any election under section 1111(b) of the Bankruptcy Code, was without recourse to us;

     - any of our Debt to any of our subsidiaries;

     - Debt that by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business, to the extent provided in the indenture;

     - Debt to any of our employees; and

     - any other debt securities issued under our indenture.

     "Tier 1 Capital" refers to the sum of core capital elements, less goodwill and other intangible assets. The core capital elements include: common stockholders' equity, qualifying noncumulative perpetual preferred stock (including related surplus), qualifying cumulative perpetual preferred stock (including related surplus), and minority interest in the equity account of consolidated subsidiaries.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by Associated Banc-Corp in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are as follows:

SEC registration fee........................................  $ 27,600
Printing and engraving expenses.............................    50,000
Accounting fees and expenses................................    10,000
Legal fees and expenses.....................................    85,000
Trustee's and Depository fees and expenses..................    12,000
Blue Sky fees and expenses..................................     5,000
Miscellaneous...............................................    20,400
                                                              --------
          Total.............................................  $210,000
                                                              ========

---------------

* All fees and expenses other than the SEC registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Associated Banc-Corp is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL, Associated Banc-Corp shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of Associated Banc-Corp. In all other cases, Associated Bank-Corp shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Associated Banc-Corp, unless liability was incurred because he or she breached or failed to perform a duty owed to Associated Banc-Corp and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with Associated Banc-Corp or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Associated Banc-Corp's articles of incorporation, bylaws, a written agreement between the director or officer and Associated Banc-Corp or a resolution of the Board of Directors or adopted by majority vote of Associated Banc-Corp's shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses, and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale, or purchase of securities.

     Associated Banc-Corp's Articles of Incorporation contain no provisions in relation to the indemnification of directors and officers of Associated Banc-Corp.

     Article XI of Associated Banc-Corp's Bylaws ("Article XI") authorizes indemnification of officers and directors of Associated Banc-Corp consistent with the description of the indemnification provisions in Section 180.0851 of the WBCL as described above. Article XI provides that Associated Banc-Corp shall indemnify a director, officer, employee or agent of Associated Banc-Corp to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, arbitration, or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent, (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833, and 180.1202 of the WBCL, or any successor thereto, regarding loans to directors, unlawful distributions and distributions of assets, which involves foreign, federal, state or local law and which is brought by or in the right of Associated Banc-Corp or by any other person or entity, to which the director, officer, employee, or agent was a party because he or she is a director, officer, employee, or agent. In all other cases, Associated Banc-Corp shall indemnify a director, officer, employee, or agent of Associated Banc-Corp against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to Associated Banc-Corp under the circumstances described above as set forth in Section 180.0851 of the WBCL. Article XI defines a "director, officer, employee or agent" as (i) a natural person who, is or was a director, officer, employee or agent of Associated Banc-Corp; (ii) a natural person who, while a director, officer, employee or agent of Associated Banc-Corp, is or was serving either pursuant to Associated Banc-Corp's specific request or as a result of the nature of such person's duties to Associated Banc-Corp as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust, or other enterprise; (iii) a person who, while a director, officer, employee or agent of Associated Banc-Corp, is or was serving an employee benefit plan because his or her duties to Associated Banc-Corp also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; and
(iv) unless the context requires otherwise, the estate or personal representative of a director, officer, employee, or agent.

     All officers, directors, employees, and agents of controlled subsidiaries of Associated Banc-Corp shall be deemed for purposes or Article XI to be serving as such officers, directors, employees, and agents at the request of Associated Banc-Corp. The right to indemnification granted to such officers and directors by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of Article XI, a "controlled subsidiary" means any corporation at least 80% of the outstanding voting stock of which is owned by Associated Banc-Corp or another controlled subsidiary of Associated Banc-Corp.

     Upon written request by a director, officer, employee, or agent who is a party to a proceeding, Associated Banc-Corp shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee, or agent provides Associated Banc-Corp with: (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article XI; and
(ii) a written undertaking to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Article XI is prohibited. Associated Banc-Corp shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether Associated Banc-Corp is required or authorized to indemnify or allow expenses to the individual under Article XI.

     The right to indemnification under Article XI may be amended only by a majority vote of the shareholders and any reduction in the right to indemnification may only be prospective from the date of such vote.

ITEM 16.  EXHIBITS

     See Exhibit Index.

ITEM 17.  UNDERTAKINGS

     (a) Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Associated Banc-Corp pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Associated Banc-Corp's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Associated Banc-Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Green Bay, Wisconsin on May 3, 2002.

                                          ASSOCIATED BANC-CORP

                                          By:    /s/ ROBERT C. GALLAGHER
                                            ------------------------------------
                                                    Robert C. Gallagher
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on May 3, 2002.

SIGNATURE                                                          TITLE                       DATE
---------                                                          -----                       ----

             /s/ ROBERT C. GALLAGHER                 President, Chief Executive Officer         *
 ------------------------------------------------               and Director
               Robert C. Gallagher


               /s/ JOSEPH B. SELNER                  Chief Financial Officer, Principal         *
 ------------------------------------------------     Financial Officer and Principal
                 Joseph B. Selner                            Accounting Officer


                        *                                  Chairman of the Board                *
 ------------------------------------------------
                   H.B. Conlon


                        *                                Vice Chairman of the Board             *
 ------------------------------------------------
                 John C. Seramur


                        *                                         Director                      *
 ------------------------------------------------
              Robert S. Gaiswinkler


                        *                                         Director                      *
 ------------------------------------------------
                 Ronald R. Harder


                        *                                         Director                      *
 ------------------------------------------------
              William R. Hutchinson


                        *                                         Director                      *
 ------------------------------------------------
               Robert P. Konopacky


                        *                                         Director                      *
 ------------------------------------------------
                 George R. Leach

SIGNATURE                                                          TITLE                       DATE
---------                                                          -----                       ----


                        *                                         Director                      *
 ------------------------------------------------
                   John C. Meng


                        *                                         Director                      *
 ------------------------------------------------
                 J. Douglas Quick


                        *                                         Director                      *
 ------------------------------------------------
                 John H. Sproule


 *By:              /s/ BRIAN R. BODAGER                                                    May 3, 2002
        -----------------------------------------
            Brian R. Bodager, Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, ASBC Capital I certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Green Bay, Wisconsin on May 3, 2002.

                                          ASBC CAPITAL I




                                          By: Associated Banc-Corp, as Depositor




                                          By:    /s/ ROBERT C. GALLAGHER
                                            ------------------------------------
                                                    Robert C. Gallagher
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, ASBC Capital II certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Green Bay, Wisconsin on May 3, 2002.

                                          ASBC CAPITAL II







                                          By: Associated Banc-Corp, as Depositor

                                          By:    /s/ ROBERT C. GALLAGHER
                                            ------------------------------------
                                                    Robert C. Gallagher
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, ASBC Capital III certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Green Bay, Wisconsin on May 3, 2002.

                                          ASBC CAPITAL III




                                          By: Associated Banc-Corp, as Depositor




                                          By:    /s/ ROBERT C. GALLAGHER
                                            ------------------------------------
                                                    Robert C. Gallagher
                                               President and Chief Executive
                                                           Officer

                                 EXHIBIT INDEX

EXHIBIT
  NO.                               DOCUMENT
-------                             --------
1         Form of Underwriting Agreement*
3(a)      Articles of Incorporation, as amended and restated,
          incorporated by reference to Exhibit 3(a) of the
          Registrant's Annual Report on Form 10-K filed for the year ended December 31, 1997, SEC File No. 0-5519.
3(b)      Bylaws, as amended, incorporated by reference to Exhibit
          3(b) of the Registrant's Annual Report on Form 10-K filed
          for the year ended December 31, 1997, SEC File No. 0-5519.
4(a)      Form of Junior Subordinated Indenture between Associated
          Banc-Corp and BNY Midwest Trust Company, as Trustee.
4(b)      Certificate of Trust for ASBC Capital I
4(c)      Certificate of Trust for ASBC Capital II
4(d)      Certificate of Trust for ASBC Capital III
4(e)      Trust Agreement for ASBC Capital I among Associated
          Banc-Corp, as Depositor, The Bank of New York (Delaware), as
          Delaware Trustee and the Administrative Trustees named
          therein.
4(f)      Trust Agreement for ASBC Capital II among Associated
          Banc-Corp, as Depositor, The Bank of New York (Delaware), as
          Delaware Trustee and the Administrative Trustees named
          therein.
4(g)      Trust Agreement for ASBC Capital III among Associated
          Banc-Corp, as Depositor, The Bank of New York (Delaware), as
          Delaware Trustee and the Administrative Trustees named
          therein.
4(h)      Form of Amended and Restated Trust Agreement for ASBC
          Capital I, ASBC Capital II and ASBC Capital III among
          Associated Banc-Corp, as Sponsor, BNY Midwest Trust Company,
          as Property Trustee, The Bank of New York (Delaware), as
          Delaware Trustee and the Administrative Trustees named
          therein.
4(i)      Form of Capital Security Certificate for ASBC Capital I,
          ASBC Capital II and ASBC Capital III (included as Exhibit A to Exhibit 4(h)).
4(j)      Form of Guarantee Agreement for each of ASBC Capital I, ASBC
          Capital II and ASBC Capital III between Associated
          Banc-Corp, as guarantor, and BNY Midwest Trust Company, as trustee.
4(k)      Form of Junior Subordinated Debt Security (included in
          Exhibit 4(a))
5(a)      Opinion of Reinhart Boerner Van Deuren s.c. regarding
          legality of the Junior Subordinated Debt Securities.
5(b)      Opinion of Richards, Layton & Finger, P.A. regarding
          legality of Capital Securities.
8         Opinion of Reinhart Boerner Van Deuren s.c. as to certain
          federal income tax matters.*
12        Computation of Ratio of Earnings to Fixed Charges.
23(a)     Consent of KPMG LLP.
23(b)     Consent of Reinhart Boerner Van Deuren s.c. (included in
          Exhibit 5(a)).
23(c)     Consent of Richards, Layton & Finger, P.A. (included in
          Exhibit 5(b)).
24        Powers of Attorney.
25(a)     Form T-1 Statement of Eligibility of BNY Midwest Trust
          Company, as Trustee under the Junior Subordinated Indenture.
25(b)     Form T-1 Statement of Eligibility, of BNY Midwest Trust
          Company, as Trustee under the Trust Agreement of ASBC
          Capital I.
25(c)     Form T-1 Statement of Eligibility, of BNY Midwest Trust
          Company, as Trustee under the Trust Agreement of ASBC
          Capital II.
25(d)     Form T-1 Statement of Eligibility, of BNY Midwest Trust
          Company, as Trustee under the Trust Agreement of ASBC
          Capital III.
25(e)     Form T-1 Statement of Eligibility of BNY Midwest Trust
          Company, as Trustee under the Guarantee Agreement for the
          benefit of the holders of capital securities of ASBC Capital
          I.
25(f)     Form T-1 Statement of Eligibility of BNY Midwest Trust
          Company, as Trustee under the Guarantee Agreement for the
          benefit of the holders of capital securities of ASBC Capital
          II.

EXHIBIT
  NO.                               DOCUMENT
-------                             --------
25(g)     Form T-1 Statement of Eligibility of BNY Midwest Trust
          Company, as Trustee under the Guarantee Agreement for the
          benefit of the holders of capital securities of ASBC Capital
          III.

---------------

   * To be filed by amendment or as an exhibit to a Current Report on Form 8-K.